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                                                                           DRAFT
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                           BEVERLY ENTERPRISES, INC.




                           __________________________

                                  $150,000,000

                             % SENIOR NOTES DUE 2005

                           __________________________

                           __________________________

                                   INDENTURE

                           DATED AS OF ________, 1995

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                           __________________________


                                 CHEMICAL BANK

                           __________________________

                                   AS TRUSTEE




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                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                                                                 INDENTURE
  ACT SECTION                                                                                                     SECTION
---------------                                                                                                   -------
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
    (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.8; 7.10
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.5
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.3
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.3
313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
    (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.6; 10.2
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
314 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.3; 10.2
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.4
    (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.4
    (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.5
    (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(iii)(b)
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.5; 10.2
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.1(i)
    (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(iii)
    (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.9
    (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.5
    (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.4
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.7
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.13; 9.4
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.8
    (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.9
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.4
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.1
    (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
    (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.1

N.A. means not applicable.

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*THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.





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                               TABLE OF CONTENTS

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                                                        ARTICLE 1
                                              DEFINITIONS AND INCORPORATION
                                                       BY REFERENCE

SECTION 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.2.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 1.3.  Incorporation By Reference of TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 1.4.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                        ARTICLE 2
                                                     THE SECURITIES;
                                               OFFER TO PURCHASE PROCEDURES

SECTION 2.1.  Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.2.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.3.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.4.  Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.5.  Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.6.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.7.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 2.8.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 2.9.  Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 2.10. Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.11. Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.12. Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.13. Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 2.14. CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 2.15. Offer to Purchase by Application of Excess Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                                        ARTICLE 3
                                                        REDEMPTION

SECTION 3.1.  Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 3.2.  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 3.3.  Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 3.4.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 3.5.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 3.6.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 3.7.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37





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                                                         ARTICLE 4
                                                         COVENANTS

SECTION 4.1.  Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 4.2.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.3.  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.4.  Compliance Certificate; Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.5.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.6.  Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.7.  Limitations on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 4.8.  Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . .   45
SECTION 4.9.  Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock . . . . . . . . . . . . . .   46
SECTION 4.10. Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 4.11. Limitations on Transactions With Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 4.12. Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 4.13. Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 4.14. Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 4.15. Line of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                                        ARTICLE 5
                                                        SUCCESSORS

SECTION 5.1.  Limitations on Mergers, Consolidations or Sales of Assets . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 5.2.  Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                        ARTICLE 6
                                                  DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 6.2.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 6.3.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 6.4.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 6.5.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 6.6.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 6.7.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 6.8.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 6.9.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 6.10. Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 6.11. Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

                                                        ARTICLE 7
                                                         TRUSTEE

SECTION 7.1.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 7.2.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 7.3.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
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SECTION 7.4.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 7.5.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 7.6.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
SECTION 7.7.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
SECTION 7.8.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
SECTION 7.9.  Successor Trustee or Agent by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 7.10. Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 7.11. Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                        ARTICLE 8
                                                  DISCHARGE OF INDENTURE

SECTION 8.1.  Defeasance and Discharge of This Indenture and the Securities . . . . . . . . . . . . . . . . . . . .   75
SECTION 8.2.  Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 8.3.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
SECTION 8.4.  Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. .   80
SECTION 8.6.  Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
SECTION 8.7.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

                                                        ARTICLE 9
                                             AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
SECTION 9.2.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 9.3.  Compliance With TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 9.4.  Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 9.5.  Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
SECTION 9.6.  Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

                                                        ARTICLE 10
                                                        GUARANTEE

SECTION 10.1. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
SECTION 10.2. Execution and Delivery of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 10.3. Future Subsidiary Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 10.4. Guarantor May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . .   91
SECTION 10.5. Release of Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
SECTION 10.6. Certain Bankruptcy Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93

                                                        ARTICLE 11
                                                      MISCELLANEOUS

SECTION 11.1.  TIA Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 11.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 11.3.  Communication by Holders With Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
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
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . .   95
SECTION 11.5.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
SECTION 11.6.  Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 11.7.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 11.8.  No Personal Liability of Directors, Officers, Employees and Shareholders . . . . . . . . . . . . . .   97
SECTION 11.9.  Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 11.10. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 11.11. No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 11.12. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 11.13. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 11.14. Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 11.15. Table of Contents, Headings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

                                                                                                                      Page
                                                                                                                      ----
                                                         EXHIBITS

Exhibit A                 FORM OF SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A
Exhibit B                 FORM OF SUPPLEMENTAL INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B

                 INDENTURE dated as of ________ __, 1995, among Beverly Enterprises, Inc., a Delaware corporation (the "Company"), the corporations listed on the signature page hereto (the "Guarantors") and Chemical Bank, a New York corporation, as trustee (the "Trustee").

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the __% Senior Notes due 2005 (the "Securities"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                 SECTION 1.1.  Definitions.

                 "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by merger or consolidation) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.13 and/or Section 5.1 hereof and not by
Section 4.10 hereof), and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by Section 4.7 hereof and (d) a Nursing Facility Swap shall not be deemed to be an Asset Sale.

                 "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

                 "Business Day" means any day other than a Legal Holiday.

                 "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

                 "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                 "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances (or, with respect to foreign banks, similar instruments) with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition, and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in the foregoing clauses (i) through (v).

                 "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act), other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the

Company, (ii) the acquisition by any Person or group, as defined above, of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger, consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                 "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

                 "Commission" means the Securities and Exchange Commission.

                 "Company" means Beverly Enterprises, Inc., as obligor under the Securities, unless and until a successor replaces Beverly Enterprises, Inc., in accordance with Article 5 hereof and thereafter includes such successor.

                 "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus
(i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (ii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, plus
(iii) depreciation and amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (iv) the other non-cash expenses of such Person and its subsidiaries for such period to the extent such non-cash expenses were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of, and the other non-cash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                 "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                 "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such

Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

                 "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

                 "Credit Agreement" means that certain Credit Agreement, dated as of November 1, 1994, by and among Beverly California Corporation, a California corporation, the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, providing for $225,000,000 in aggregate principal amount of Senior Term Debt and up to $150,000,000 in aggregate principal amount of Senior Revolving Debt, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

                 "Debt to Consolidated Cash Flow Ratio" means with respect to any Person as of any date of determination (the "Debt Ratio Calculation Date"), the ratio of (i) the aggregate amount of Indebtedness of such Person and its Subsidiaries, on a consolidated basis, outstanding as of the Debt Ratio Calculation Date to (ii) the Consolidated Cash Flow of such Person for the Reference Period immediately preceding such Debt Ratio Calculation Date. For purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Debt Ratio Calculation Date shall be deemed to have occurred on the first day of the Reference Period, and

(ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Debt Ratio Calculation Date shall be excluded.

                 "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                 "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Excluded Guarantee Subsidiary" shall have the meaning specified in Section 10.3.

                 "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date hereof, until such amounts are repaid.

                 "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Refer-ence Period, and (ii) the Consolidated Cash Flow and Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                 "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) interest actually paid by such Person or any of its Subsidiaries under any guarantee of Indebtedness or other obligation of any other Person and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

                 "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                 "Guarantors" means (i) the Subsidiaries designated as such on the signature pages hereof, and its successors and assigns and (ii) Future Subsidiary Guarantors that became Guarantors pursuant to the terms of this Indenture, but excluding Beverly Funding Corporation and Beverly Indemnity, Ltd., any Persons whose guarantees have been released pursuant to the terms of this Indenture, and any Excluded Guarantee Subsidiary.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

                 "Holder" means a Person in whose name a Security is registered.

                 "Indebtedness" means with respect to any Person, (i) any Redeemable Stock of such Person, (ii) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (iv) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                 "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by the covenant "Incurrence of Indebtedness," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; provided, however, Investments shall not be deemed to include extensions of trade credit by such Person or any of its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of such Person or such Subsidiary, as the case may be.

                 "Investment Grade" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

                 "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Senior Asset Sale Offer).

                 "Moody's" means Moody's Investors Services, Inc. and its successors.

                 "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however, all extraordinary gains or losses, together with any related provision for taxes on such extraordinary gain or loss.

                 "Net Proceeds" means the aggregate cash or Cash Equivalent proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any other expenses incurred or to be incurred by the Company or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Subordinated Indebtedness or Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                 "Non-Cash Consideration" means any non-cash consideration received by the Company or a Subsidiary of the Company in connection with an Asset Sale and any non-cash consideration received by the Company or any of its Subsidiaries upon disposition thereof.

                 "Non-Qualified Asset Sale" means an Asset Sale in which the Non-Cash Consideration received by the Company or its Subsidiaries exceeds 25% of the total consideration received in connection with such Asset

Sale. The Spinoff Transaction shall be deemed not to constitute a Non-Qualified Asset Sale.

                 "Nursing Facility" means a nursing facility, hospital, outpatient clinic, assisted living center, hospice, long-term care facility or other facility that is used or useful in the provision of healthcare services.

                 "Nursing Facility Swap" means an exchange of assets by the Company or one or more Subsidiaries of the Company for one or more Nursing Facilities and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Nursing Facilities and/or one or more Related Businesses.

                 "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officers" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary and any Vice President of the Company or any Subsidiary, as the case may be.

                 "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

                 "Payment Default" means any failure to pay any scheduled installment of interest or principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

                 "PCA" means Pharmacy Corporation of America, a California corporation.

                 "Permitted Liens" means (i) Liens in favor of the Company;
(ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or that becomes a Subsidiary of the Company;
(iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date hereof; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) other Liens on assets of the Company or any Subsidiary of the Company securing Indebtedness that is permitted by the terms hereof to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $5.0 million; (viii) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder and that was incurred in accordance with the provisions hereof; pro-vided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than assets or property securing the Indebtedness so refinanced; (ix) Purchase Money Liens;
(x) Liens on Medicare, Medicaid or other patient accounts receivable of the Company or its Subsidiaries and any other Liens granted by a Receivables Subsidiary, in each case in connection with a Receivables Financing; provided that the aggregate principal or redemption amount of Receivables Financing outstanding shall not exceed 50% of the net amount of the uncollected Medicare, Medicaid or other patient accounts receivable then owing to the Company or its Subsidiaries; (xi) Liens to secure Indebtedness permitted under the Indenture, the net proceeds of which are used to permanently reduce an equivalent principal amount of other secured Indebtedness of the Company or its Subsidiaries less any premiums and reasonable expenses incurred in connection therewith; (xii) [collateral substitution provision to be proposed by Beverly]; (xiii) Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xiv) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property; (xv) any interest or title of a lessor under any Capitalized Lease Obligation; (xvi) Liens upon specific items of inventory or equipment and proceeds of the Company or any Subsidiary securing its obligations in respect of bankers' acceptances issued or created for its account (whether or not under the Credit Agreement) to facilitate the purchase, shipment, or storage of such inventory and equipment;
(xvii) Liens securing reimbursement obligations with respect to letters of credit (whether or not issued under the Credit Agreement) otherwise permitted under the Indenture and issued in connection with the purchase of inventory or equipment by the Company or any Subsidiary in the ordinary course of business; (xviii) Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any Subsidiary, including rights of offset and setoff; (ix) Liens securing Acquired Debt or acquisition Indebtedness otherwise permitted by the Indenture; provided that (A) the Indebtedness secured shall not exceed the fair market value of the assets so acquired (such fair market value to be determined in good faith by the Board of Directors of the Company at the time of such acquisition) and (B) such Indebtedness shall be incurred, and the Lien securing such Indebtedness shall be created, within 12 months after such acquisition; (xx) Liens securing Hedging Obligations Agreements relating to Indebtedness otherwise permitted under the Indenture; and (xxi) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to a Default under the Indenture.

                 "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and [(iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.]

                 "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                 "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction (including in the case of a Capital Lease Obligation, the lease) of any real or personal tangible property which is incurred within 180 days of such acquisition or completion of construction and is secured only by the assets so financed.

                 "Purchase Money Lien" means a Lien granted on an asset or property to secure Purchase Money Indebtedness permitted to be incurred under the Indenture and incurred solely to finance the acquisition or construction of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition or completion of construction.

                 "Qualified Equity Interests" shall mean all Equity Interests of the Company other than Redeemable Stock of the Company.

                 "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, shall be substituted for S&P or Moody's or both, as the case may be.

                 "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories:
Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

                 "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

                 "Rating Decline" means the occurrence on or within 90 days after the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Invest-ment Grade, a decrease in the rating of the Securities by both Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

                 "Receivables Financing" means the sale or other disposition of Medicare, Medicaid or other patient accounts receivable of the Company or any of its Subsidiaries to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such accounts receivable.

                 "Receivables Subsidiary" means a Subsidiary of the Company exclusively engaged in Receivables Financing and activities reasonably related thereto.

                 "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                 "Redeemable Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Senior Notes mature.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

                 "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

                 "Related Business" means the business conducted by the Company and its Subsidiaries as of the date of the Indenture and any and all healthcare service businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the operation of long-term and specialty healthcare services, skilled nursing care, subacute care, rehabilitation programs, pharmaceutical services, geriatric care and home healthcare.

                 "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Investment" means, in one or a series of related transactions, any Investment, other than (i) Investments in Cash Equivalents,
(ii) Investments in a Subsidiary, (iii) Investments in any Person that as a consequence of such Investment becomes a Subsidiary, (iv) Investments existing on the date of the Indenture, (v) accounts receivable, advances, loans, extensions of credit created or acquired in the ordinary course of business,
(vi) Investments made as a result of the receipt of Non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof, and (vii) Investments made as the result of the guarantee by the Company or any of its Subsidiaries of Indebtedness secured by Liens on assets sold or otherwise disposed of by the Company or such Subsidiary; provided that such Indebtedness was in existence prior to the contemplation of such sale or other disposition and that the terms of such guarantee permit the Company or such Subsidiary to foreclose on the pledged or mortgaged assets if the Company or such Subsidiary are required to perform under such guarantee; provided, however, that a merger of another Person with or into the Company or a Guarantor shall not be deemed to be a Restricted Invest-ment so long as the surviving entity is the Company or a direct wholly owned Guarantor.

                 "Securities" means the securities described above, issued under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Revolving Debt" means revolving credit loans and letters of credit outstanding from time to time under the Credit Agreement.

                 "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                 "S&P" means Standard & Poor's Corporation and its successors.

                 "Spinoff Transaction" means a pro rata distribution by the Company to its shareholders of all or a portion of the shares of PCA or a sale to an unaffiliated Person or Persons of shares of PCA or all or substantially all of the assets of PCA.

                 "Stockholders' Equity" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

                 "Subordinated Indebtedness" means (i) Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Securities or such Subsidiary's guarantee of the Securities, as applicable, or
(ii) Indebtedness of the Company or a Guarantor (other than secured Indebtedness) that has a stated maturity on or after the stated maturity of the Securities.

                 "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                 "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

                 "Transfer Restriction" means, with respect to the Company's Subsidiaries, any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                 "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 SECTION 1.2.  Other Definitions.

                                                                 DEFINED IN
         TERM                                                     SECTION
         "Affiliate Transaction"  . . . . . . . . . . . . . . .      4.11
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . .      6.1
         "Change of Control Offer"  . . . . . . . . . . . . . .      4.13
         "Change of Control Payment"  . . . . . . . . . . . . .      4.13
         "Change of Control Payment Date" . . . . . . . . . . .      4.13
         "Commencement Date"  . . . . . . . . . . . . . . . . .      2.15
         "Covenant Defeasance"  . . . . . . . . . . . . . . . .      8.3
         "Custodian"  . . . . . . . . . . . . . . . . . . . . .      6.1
         "Event of Default" . . . . . . . . . . . . . . . . . .      6.1
         "Excess Proceeds"  . . . . . . . . . . . . . . . . . .      4.10
         "Guarantee"  . . . . . . . . . . . . . . . . . . . . .     10.1
         "incur"  . . . . . . . . . . . . . . . . . . . . . . .      4.9
         "Legal Defeasance" . . . . . . . . . . . . . . . . . .      8.2
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . .     10.7
         "Notice of Default"  . . . . . . . . . . . . . . . . .      6.1
         "Offer Amount" . . . . . . . . . . . . . . . . . . . .      2.15
         "Offer Period" . . . . . . . . . . . . . . . . . . . .      2.15
         "Paying Agent" . . . . . . . . . . . . . . . . . . . .      2.3
         "Purchase Date"  . . . . . . . . . . . . . . . . . . .      2.15
         "Purchase Price" . . . . . . . . . . . . . . . . . . .      4.10
         "Registrar"  . . . . . . . . . . . . . . . . . . . . .      2.3
         "Restricted Payments"  . . . . . . . . . . . . . . . .      4.7
         "Senior Asset Sale Offer"  . . . . . . . . . . . . . .      4.10

                 SECTION 1.3.  Incorporation By Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "Indenture Securities" means the Securities;

                 "Indenture Security Holder" means a Holder;

                 "Indenture to be Qualified" means this Inden ture;

                 "Indenture Trustee" or "Institutional Trustee" means the
                 Trustee;

                 "Obligor" on the Securities means the Company and any successor obligor upon the Securities.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

                 SECTION 1.4.  Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5) provisions apply to successive events and transactions.

                                   ARTICLE 2
                  THE SECURITIES; OFFER TO PURCHASE PROCEDURES

                 SECTION 2.1.  Form and Dating.

                 The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

                 SECTION 2.2.  Execution and Authentication.

                 An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

                 The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.7 hereof.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an au-thenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                 SECTION 2.3.  Registrar and Paying Agent.

                 The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

                 The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the securities.

                 SECTION 2.4.  Paying Agent to Hold Money in Trust.

                 On or prior to the due date of principal of, premium, if any, and interest on any Securities, the

Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                 SECTION 2.5.  Holder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Securities held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

                 SECTION 2.6.  Transfer and Exchange.

                 When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                 Neither the Company nor the Registrar shall be required to register the transfer or exchange of a Security between the record date and the next succeeding Interest Payment Date.

                 No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10 or 9.5 hereof, which shall be paid by the Company).

                 Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                 SECTION 2.7.  Replacement Securities.

                 If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company.

                 SECTION 2.8.  Outstanding Securities.

                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                 If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                 Subject to Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 SECTION 2.9.  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities then outstanding have concurred in any demand, direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, waiver or consent, only Securities that a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Securities that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

                 SECTION 2.10.  Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                 SECTION 2.11.  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them or registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

                 SECTION 2.12.  Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the related payment date, in each case at the rate provided in the Securities and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the ex-pense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                 SECTION 2.13.  Record Date.

                 The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

                 SECTION 2.14.  CUSIP Number.

                 The Company in issuing the Securities may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                 SECTION 2.15. Offer to Purchase by Application of Excess Proceeds.

                 In the event that the Company shall commence a Senior Asset Sale Offer pursuant to Section 4.10 hereof, it shall follow the procedures specified below.

                 No later than the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall notify the Trustee of such Senior Asset Sale Offer and provide the Trustee with an Officers' Certificate setting forth, in addition to the information to be included therein pursuant to Section 4.10 hereof, the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Securities. The Company shall commence or cause to be commenced the Senior Asset Sale Offer on a date no later than 10 Business Days after such notice (the "Commencement Date").

                 The Senior Asset Sale Offer shall remain open for at least 20 Business Days after the Commencement Date relating to such Senior Asset Sale Offer and shall remain open for no more than such 20 Business Days, except to the extent required by applicable law (as so extended, the "Offer Period"). No later than one Business Day after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount (the "Offer Amount") of Securities required to be purchased in such Senior Asset Sale Offer pursuant to Section 4.10 hereof or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Senior Asset Sale Offer, in each case for an amount in cash equal to the Purchase Price.

                 If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Senior Asset Sale Offer.

                 On the Commencement Date of any Senior Asset Sale Offer, the Company shall send, or at the Company's request the Trustee shall send, by first class mail, a notice to each of the Holders at their last registered address, with a copy to the Trustee and the Paying Agent, offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. Such notice, which shall govern the terms of the Senior Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Senior Asset Sale Offer and shall state:

                 (1) that the Senior Asset Sale Offer is being made pursuant to this Section 2.15 and Section 4.10 hereof and the length of time the Senior Asset Sale Offer shall remain open;

                 (2)      the Offer Amount, the Purchase Price and the Purchase
                          Date;

                 (3) that any Security not tendered or accepted for payment shall continue to accrue interest;

                 (4) that, unless the Company defaults in the payment of the Purchase Price, any Security accepted for payment pursuant to the

                          Senior Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                 (5) that Holders electing to have a Security purchased pursuant to any Senior Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Purchase Date;

                 (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased);

                 (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                 (9) the circumstances and relevant facts regarding such Asset Sale and any other information that would be material to a de-cision as to whether to tender a Security pursuant to the Senior Asset Sale Offer.

                 On the Purchase Date, the Company shall, to the extent lawful,
(i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Securities and other Indebtedness ranking on a parity with the Securities whose provisions require the Company to make an offer to purchase or redeem such Indebtedness with proceeds from any asset sales tendered pursuant to the Senior Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities and other Indebtedness or portions thereof so tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price in respect of all Securities and other Indebtedness or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities and other Indebtedness so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities and other Indebtedness or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered payment in an amount equal to the Purchase Price for such Securities and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) a new Security to such Holder equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Senior Asset Sale Offer on or as soon as practicable after the Purchase Date.

                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities and other Indebtedness as a result of the Senior Asset Sale Offer.

                                   ARTICLE 3
                                   REDEMPTION

                 SECTION 3.1.  Right of Redemption.

                 Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this
Article 3. The Company will not have the right to redeem any Securities prior to _______ __, 2000. On or after __________, 2000, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Optional Redemption," in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5) including accrued and unpaid interest to the Redemption Date.

                 SECTION 3.2.  Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                 If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

                 The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                 SECTION 3.3.  Selection of Securities to be Redeemed.

                 If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate.

                 The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 SECTION 3.4.  Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                                  (1)  the Redemption Date;

                                  (2)  the Redemption Price, including the
         amount of accrued and unpaid interest to be paid upon such redemption;

                                  (3)  the name, address and telephone number
         of the Paying Agent;

                                  (4)  that Securities called for redemption
         must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                                  (5)  that, unless the Company defaults in its
         obligation to deposit cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section
         3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                                  (6)  if any Security is being redeemed in
         part, the portion of the principal amount equal to the unredeemed portion thereof, of such Security to be redeemed and that, on or after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                                  (7)  if less than all the Securities are to
         be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                                  (8)  the CUSIP number of the Securities to be
         redeemed; and

                                  (9)  that the notice is being sent pursuant
         to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

                 SECTION 3.5.  Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided further that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                 SECTION 3.6.  Deposit of Redemption Price.

                 On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash or U.S. Government Obligations sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

                 If the Company complies with the preceding paragraph and the other provisions of this Article 3 and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the

Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

                 SECTION 3.7.  Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4
                                   COVENANTS

                 SECTION 4.1.  Payment of Securities.

                 The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest to be paid on the Securities.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Securities to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                 SECTION 4.2.  Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates Chemical Bank, Corporate Trust Department, 450 West 33rd Street, New York, New York 10001 as one such office or agency of the Company in accordance with Section 2.3 hereof.

                 SECTION 4.3.  Reports.

                 (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee, within 15 days after it files or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in a report filed with the Commission on Forms 10-Q and 10-K, if the Company were subject to the requirements of Section 13 or

15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with "Management's Discussion" and Analysis of Financial Condition and Results of Operations which would be so required. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and will make such information available to securities analysts and prospective investors upon request. All obligors on the Securities shall comply with the provisions of TIA Section 314(a).

                 (b) The Trustee, at the Company's expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 4.3(a) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.3.

                 SECTION 4.4.  Compliance Certificate; Notice of Default.

                 (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate complying with
Section 3.4(a)(4) of the TIA and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto, all without regard to periods of grace or notice requirements, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's certified independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Subsidiary of the Company has violated any provisions of Article 4 or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (a) any Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(vi) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any event of Default unless one of its Trust Officers receives written notice thereof from the company or any of the Holders.

                 SECTION 4.5.  Taxes.

                 The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

                 SECTION 4.6.  Stay, Extension and Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                 SECTION 4.7.  Limitations on Restricted Payments.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Qualified Equity Interests of the Company, (y) dividends or distributions payable to the Company or any Subsidiary of the Company, and (z) dividends or distributions by any Subsidiary of the Company payable to all holders of a class of Equity Interests of such Subsidiary on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at the original final maturity date thereof; or (iv) make any Restricted In-vestment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash or Cash Equivalent, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

                 (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                 (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Reference Period immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

                 (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after _______ ___, 1995 (excluding Restricted Payments permitted by clauses (ii), (iii),
                      (iv) and (vi) of the next succeeding paragraph), is less than the sum (without duplication) of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after _________ ___, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Con-solidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company) since _______ ___, 1995 of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, plus (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (net of taxes and the cost of disposition, if any) or (B) the initial amount of such Restricted Investment, plus (iv) $20.0 million.

                 The foregoing provisions shall not prohibit the following Restricted Payments:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have otherwise complied with the provisions hereof;

               (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

               (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Equity Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

               (iv) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a change of control or asset sale (as defined therein) by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (i) in the case of a Change of Control, has complied with its obligations under the provisions described under Section 4.13 of this Indenture or (ii) in the case of an Asset Sale, has applied the Net Proceeds from such Asset Sale in accordance with the provisions under Sections 2.15 and 4.10 of this Indenture;

               (v) any Restricted Payment permitted in accordance with the provisions of the second paragraph of Section 4.10 of this Indenture; and

               (vi) a pro rata dividend or other distribution by the Company to its stockholders of all or a portion of the common stock of PCA in connection with the Spinoff Transaction;

provided, however, in the case of each of clauses (ii), (iii), (iv), (v) and
(vi) of the paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

                 Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

                 SECTION 4.8. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual Transfer Restriction, except for such Transfer Restrictions existing under or by reason of:

                 (a)      Existing Indebtedness as in effect on the date hereof,

                 (b)      this Indenture,

                 (c)      applicable law,

                 (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of Section 4.9 hereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms hereof except to the extent that such Consolidated Cash Flow would be permitted to be dividends to the Company without the prior consent or approval of any third party,

                 (e) customary non-assignment provisions in leases entered into in the ordinary course of business,

                 (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the ability of any of the Company's Subsidiaries to transfer the property so acquired to the Company or any of its Subsidiaries,

                 (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or

                 (h) the Credit Agreement and related documentation as the same is in effect on the date hereof and as amended or replaced from time to time, provided that no such amendment or replacement is more restrictive as to Transfer Restrictions than the Credit Agreement and related documentation as in effect on the date hereof.

                 Nothing contained in this Section 4.8 shall prevent the Company or any subsidiary of the Company from creating, incurring, assuming or suffering to exist any Permitted Liens.

                 SECTION 4.9. Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") after the date hereof any Indebtedness (including Acquired Debt) and the Company will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage

Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.

                 The foregoing provisions shall not apply to:

                 (a) the incurrence by the Company or the Subsidiaries of Senior Revolving Debt pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of the Company or any Subsidiary with respect thereto) not to exceed an amount equal to $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to Sections 2.15 and 4.10 hereof after ________ ___, 1995;

                 (b) the incurrence by the Company and the Guarantors of Indebtedness represented by the Securities;

                 (c) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including, without limitation, Existing Indebtedness);

                 (d) the incurrence by the Company or any of the Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided that in the case of such Indebtedness of Company, such obligations shall be unsecured;

                 (e) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms hereof to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness or the amount of such receivable or liability to which such Hedging Obligation relates;

                 (f) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by perfor- mance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Subsidiary; and

                 (g) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebt- edness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $100.0 million.

                 For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by the first paragraph above of this covenant, the Company shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the categories of permitted Indebtedness described above and (ii) the outstanding principal amount on any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness on such date.

                 SECTION 4.10.  Asset Sales.

                 The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that for purposes of this provision, (x) the amount of
(A) any liabilities (as shown on the most recent balance sheet of the Company or such Subsidiary or in the notes thereto), of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Securities or the Guarantees) that are assumed by the transferee of any such assets and
(B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 90-day period) shall be deemed to be cash (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash) and (y) the fair market value of any Non-Cash Consideration received by Beverly or a Subsidiary in any Non-Qualified Asset Sale shall be deemed to be cash to the extent that the aggregate fair market value (as conclusively determined by resolution of the Board of Directors set forth in any Officers' Certif-icate delivered to the Trustee) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) received by Beverly or any of its Subsidiaries since the date hereof in all Non- Qualified Asset Sales does not exceed 6% of Beverly's Stockholders' Equity as of the date of such consummation. Notwithstanding the foregoing, to the extent the Company or any of its Subsidiaries receives Non-Cash Consideration as proceeds of an Asset Sale, such Non-Cash Consideration shall be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when the Company or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

                 The provisions of clauses (i) and (ii) of the immediately preceding paragraph shall not apply to the Spinoff Transaction if, after giving pro forma effect to such transaction, including the application by the Company of the net proceeds, if any, of any such transaction, as if it had occurred at the beginning of the Reference Period immediately preceding the date on which such transaction occurs, (i) the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 of this Indenture,
(ii) the Company's Fixed Charge Coverage Ratio would not be reduced by    % or
more from the Company's actual Fixed Charge Coverage Ratio for such Reference Period, (iii) the Company's Debt to Consolidated Cash Flow Ratio as of the date
such transaction occurs would not be increased by    % or more from the
Company's actual Debt to Consolidated Cash Flow Ratio as of such date and (iv) no Default or Event of Default would exist. If the Spinoff Transaction (including the Company's proposed application of the net proceeds thereof, if any) satisfies the requirements of the immediately preceding sentence, the Company shall be entitled to (i) distribute all or a portion of the capital
stock of PCA to the stockholders of the Company and (ii) use up to $    million
of the Net Proceeds of such transaction to make Restricted Payments or for any other purpose not prohibited by the Indenture; provided that (x) any Net
Proceeds in excess of $    million  shall be applied in accordance with the
following provisions and (y) all Non-Cash Con-sideration received by the Company or any Subsidiary of the Company as a result of or in connection with the Spinoff Transaction will be deemed to be Net Proceeds for purposes of (and shall be applied in accordance with) the following provisions when the Company or such Subsidiary receives cash or Cash Equivalents from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such Non-Cash Consideration.

                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary may apply such Net Proceeds (i) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses, (ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 4.15 hereof, (iii) to perma- nently reduce Indebtedness (other than subordinated Indebtedness) of the company or its Subsidiaries, or
(iv) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto, except that up to an aggregate of $20.0 million of Net Proceeds from Asset Sales may be applied after the date hereof to reduce Senior Revolving Debt without a corresponding reduction in commitments with respect thereto). Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the terms hereof. Any Net Proceeds from Asset Sales that are not so invested or applied shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with proceeds from any asset sales, pro rata in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Purchase Price"), in accordance with the procedures set forth in Section 2.15 hereof. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time by the provisions of this Indenture. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a pro rata basis. Upon completion of a Senior Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                 SECTION 4.11.  Limitations on Transactions With Affiliates.

                 The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving all aggregate consideration in excess of $10.0 million, an opinion as to the fairness of such Affiliate Transaction to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided that (x) transactions or payments pursuant to any employment arrangements, director or office indemnification agreements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) Restricted Payments permitted under Section 4.7 hereof, in each case, shall not be deemed to be Affiliate Transactions.

                 SECTION 4.12.  Limitations on Liens.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all payments due hereunder and under the Securities are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

                 SECTION 4.13.  Change of Control.

                 Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 90 days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

                 Within 30 days following any Change of Control Triggering Event, the Company shall mail, or at the Company's request, the Trustee shall mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedures specified in such notice. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of

Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Securi- ties tendered will be accepted for payment;

                 (2) the Change of Control Payment and the Change of Control Payment Date, which date shall be no ear- lier than 30 days nor later than 60 days from the date such notice is mailed;

                 (3) that any Security not tendered will continue to accrue interest in accordance with the terms of this Indenture;

                 (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day next preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for pur-chase, and a statement that such Holder is withdrawing his election to have such Security purchased;

                 (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                 (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

                 On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                 The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event.

                 SECTION 4.14.  Corporate Existence.

                 Subject to Section 4.13 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                 SECTION 4.15.  Line of Business.

                 The Company shall not, and shall not permit any of its Subsidiaries to, engage to any material extent in any business other than the
ownership, operation and     management of Nursing Facilities and Related
Businesses.


                                   ARTICLE 5
                                   SUCCESSORS

                 SECTION 5.1. Limitations on Mergers, Consolidations or Sales of Assets.

                 The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

                 (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                 (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                 (iii) immediately after such transaction no Default or Event of Default exists; and

                 (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

                 The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through (iv) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

                 SECTION 5.2.  Successor Corporation Substituted.

                 Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

                 SECTION 6.1.  Events of Default.

                 Each of the following constitutes an "Event of Default":

                 (i) default for 30 days in the payment when due of interest on the Securities;

                 (ii) default in payment when due of the principal of, or premium, if any, on the Securities, at maturity or otherwise;

                 (iii) failure by the Company or any Guarantor to comply with the provisions of Sections 4.10 or
                               4.13 hereof;

                 (iv) failure by the Company or any Guarantor for 30 days after notice to comply with the provisions of Sections 4.7 or 4.9 hereof;

                 (v) failure by the Company or any Guarantor for 60 days after notice to comply with any or its agreements in the Indenture or the Securities;

                 (vi) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee exists on the date hereof or is created after the date hereof, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $20.0 million or more;

                 (vii) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or staged for a period of 60 days.

                 (viii) if any Guarantee shall cease, for any reason not permitted by this Indenture, to be in full force and effect or any

                               Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

                 (ix) the Company or any Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy Law:

                              (a) commences a voluntary case,

                              (b) consents to the entry of an order for relief
                                  against it in an involuntary case in which it is the debtor,

                              (c) consents to the appointment of a Custodian of
                                  it or for all or substantially all of its property,

                              (d) makes a general assignment for the benefit of
                                  its creditors, or

                              (e) admits in writing its inability generally to
                                  pay its debts as the same become due; and

                 (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                              (a) is for relief against the Company or any
                                  Significant Subsidiary thereof in an in-voluntary case in which it is the debtor,

                              (b) appoints a Custodian of the Company  or any
                                  Significant Subsidiary thereof or for all or substantially all of the property of the Company or any Significant Subsidiary thereof, or

                              (c) orders the liquidation of the Company or any
                                  Significant Subsidiary thereof, and the order or decree remains unstayed and in effect for 60 days.

                 The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 A Default under clause (iv) or (v) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days, with respect to a Default under clause (iv), or 60 days, with respect to a Default under clause (v), after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 SECTION 6.2.  Acceleration.

                 If any Event of Default occurs (other than an Event of Default with respect to the Company specified in clause (ix) or (x) of Section 6.1 hereof) and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of Section 6.1 hereof occurs with respect to the Company such an amount shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

                 If an Event of Default occurs under this Indenture prior to the maturity of the Securities by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to the date of maturity, then a premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence) shall become and be immediately due and payable to the extent permitted by law upon the acceleration of such Securities if such Event of Default occurs during the twelve- month period beginning on _______ __ of the years set forth below:

      Year                                                   Percentage
      ----                                                   ----------
      1995  . . . . . . . . . . . . . . . . . . . . . .              %
      1996  . . . . . . . . . . . . . . . . . . . . . .              %
      1997  . . . . . . . . . . . . . . . . . . . . . .              %
      1998  . . . . . . . . . . . . . . . . . . . . . .              %
      1999  . . . . . . . . . . . . . . . . . . . . . .              %
      2000  . . . . . . . . . . . . . . . . . . . . . .              %
      2001  . . . . . . . . . . . . . . . . . . . . . .              %
      2002  . . . . . . . . . . . . . . . . . . . . . .              %

                 Any determination regarding the primary purpose of any such action or inaction, as the case may be, shall be made by and set forth in a resolution of the Board of Directors (including the concurrence of a majority of the independent directors of the Company then serving) delivered to the Trustee after consideration of the business reasons for such action or inaction, other than the avoidance of payment of such premium or prohibition on redemption. In the absence of fraud, each such determination shall be final and binding upon the Holders of Securities. Subject to Section 7.1 hereof, the Trustee shall be entitled to rely on the determination set forth in any such resolutions delivered to the Trustee.

                 SECTION 6.3.  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                 SECTION 6.4.  Waiver of Past Defaults.

                 The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                 SECTION 6.5.  Control by Majority.

                 Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

                 SECTION 6.6.  Limitation on Suits.

                 A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                 (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (ii) the Holders of at least 25% in principal amount of the then outstanding Securi-ties make a written request to the Trustee to pursue the remedy;

                 (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (v) during such 60-day period the Holders of a majority in principal amount of the then out-standing Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 SECTION 6.7.  Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 SECTION 6.8.  Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 7.7 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 SECTION 6.9.  Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent at the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10.  Priorities.

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if an , and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

                 Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10 upon five Business Days prior notice to the Company.

                 SECTION 6.11.  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7
                                    TRUSTEE

                 SECTION 7.1.  Duties of Trustee.

                 (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (ii) Except during the continuance of an Event of Default known to the Trustee:

                              (a) the duties of the Trustee shall be determined
                                  solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                              (b) in the absence of bad faith on its part, the
                                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of an such certificates or opinions which by any provisions hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (iii) The Trustee may not be relieved from liabilities for its own negligent ac-tion, its own negligent failure to act, or its own willful misconduct, except that:

                              (a) this paragraph does not limit the effect of
                                  paragraph (ii) of this Section;

                              (b) the Trustee shall not be liable  for any
                                  (error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascer- taining the pertinent facts; and

                              (c) the Trustee shall not be liable with respect
                                  to any action it takes or omits to take in good faith accordance with a direction received by it pursuant to Section 6.5 hereof.

                 (iv) Whether or not therein expressly so provided every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
                              (i), (ii), and (iii) of this Section.

                 (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

                 (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (vii) The Trustee shall not be deemed to have knowledge of any matter unless such matter is actually known to a Responsible Officer.

                 SECTION 7.2.  Rights of Trustee.

                 (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

                 (v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 SECTION 7.3.  Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

                 SECTION 7.4.  Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee, nor shall it be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

                 SECTION 7.5.  Notice of Defaults.

                 The Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

                 SECTION 7.6.  Reports by Trustee to Holders.

                 Within 60 days after each December 31 beginning with the December 31 following the date hereof, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313( a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

                 SECTION 7.7.  Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.
The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance of its duties and the administration of the trusts under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 In addition, the Trustee will not be under any obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                 The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                 The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

                 To secure the Company's patent obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.8.  Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10 hereof;

                 (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (3) a Custodian or public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in

Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                 SECTION 7.9.  Successor Trustee or Agent by Merger, etc.

                 If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

                 SECTION 7.10.  Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                 SECTION 7.11.  Preferential Collection of Claims Against
                                Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

                 SECTION 8.1. Defeasance and Discharge of This Indenture and the Securities.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

                 SECTION 8.2.  Legal Defeasance and Discharge.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (i) and
(ii) of this Section 8.2, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.7 hereof, and the Company's obligations in connection therewith and (iv) this Article 8. Upon Legal Defeasance as provided here-in, the Guarantee of each Guarantor shall be fully released and discharged and the Trustee shall promptly execute and deliver to the Company any documents reasonably requested by the Company to evidence or effect the foregoing. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 hereof with respect to the Securities.

                 SECTION 8.3.  Covenant Defeasance.

                 Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantor's shall be released from their respective obligations under the covenants contained in Sections 2.15, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13 and 4.15 and Article 5
hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of a reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(iii) and 6.1(iv) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
In addition upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(v) through 6.1(viii) hereof shall not constitute Events of Default.

                 SECTION 8.4.  Conditions to Legal or Covenant Defeasance.

                 The following shall be the conditions to the application of either Section 8.2 or Section 8.3 hereof to the outstanding Securities:

                 (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of
                              Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such outstanding Securities on the Maturity Date or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest on the Securities, and the holders of the Securities must have a valid, perfected, exclusive security interest in such trust; provided that the Paying Agent shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations to said payments





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
                              with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any cash or Securities deposited pursuant to this
                              Section 8.4.

                 (ii) In the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

                 (iii) In the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                 (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 6.1(ix) or 6.1(x) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section
                              8.3 hereof will cease to be in effect unless an Event of Default under Section 6.1(ix) or Section 6.1(x) hereof occurs during such period).

                 (v) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Inden- ture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

                 (vi) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                 (vii) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                 (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 hereof or the Covenant Defeasance under Section
                              8.3 hereof (as the case may be) have been complied with as contemplated by this Section 8.4.

                 SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                 Anything in this Article 8 to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable shall deliver or pay to the Company from time to time upon the Company's request any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                 SECTION 8.6.  Repayment to Company.

                 Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                 SECTION 8.7.  Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of prin-cipal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the cash and U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                 SECTION 9.1.  Without Consent of Holders.

                 The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

                 (i)          to cure any ambiguity, defect  or inconsistency;

                 (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                 (iii) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger, consolidation or sale of assets pursuant to Article 5 hereof;

                 (iv) to provide for the assumption of any Guarantor's obligations to the Holders of the Securities in the case of a merger consultation or sale of assets pursuant to Section 10.04 hereof;

                 (v) to provide for additional Guarantors of the Securities;

                 (vi) to evidence the release of any Guarantor in accordance with Article 10 hereof;

                 (vii) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any such Holder;

                 (viii) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                 (ix) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of Article 10 hereof without the consent of any Holder; or

                 (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.2.  With Consent of Holders.

                 Except as otherwise provided herein, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

                 Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                 It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of an such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 thereof the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

                 (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                 (ii) reduce the principal of or change the fixed maturity of any Security;

                 (iii) reduce the rate of or change the time for payment of interest on any Security;

                 (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority an aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration);

                 (v) make any Security payable in money other than that stated in the Securities;

                 (vi)         make any change in Section 6.4 or 6.7 hereof;

                 (vii)        make any change in this sentence of this Section
                              9.2; or

                 (viii) except for the termination or release of any Guarantee pursuant to the terms of this Indentures, the release of the Guarantor from its obligations under its Guarantee, or any change in a Guarantee that would adversely affect the Holders.

                 SECTION 9.3.  Compliance With TIA.

                 Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                 SECTION 9.4.  Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                 The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at

(i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Company shall designate.

                 SECTION 9.5.  Notation on or Exchange of Securities.

                 The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

                 Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

                 SECTION 9.6.  Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                   ARTICLE 10
                                   GUARANTEE

                 SECTION 10.1.  Guarantee.

                 In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee"), jointly and severally, on a senior basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal and premium (if any) of and interest on the Securities will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption or otherwise, (ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of this Indenture, paid in full;
(iii) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default. If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest on, the Securi- ties when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

                 Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor (except as provided in Sections 10.4 and 10.5). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Sections 10.4 or 10.5) except by complete performance of the obligations contained in the Securities and this Indenture.

                 If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Sections 10.4 or 10.5). Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 6, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                 Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor set forth in the first paragraph of this Section 10.1 not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform

Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee set forth in the first paragraph of this Section 10.1 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph of this Section 10.1, result in the obligations of such Guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance.

                 Each Guarantor that makes any payment or distribution under the first paragraph of this Section 10.1 shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor means the percentage of the net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

                 It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                 SECTION 10.2.  Execution and Delivery of Guarantee.

                 Each Guarantor shall, by virtue of such Guarantor's execution and delivery of this Indenture or such Guarantor's execution and delivery of an indenture supplement pursuant to Section 10.3 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

                 The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 10.1 on behalf of each Guarantor. The notation of a guaranty set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor which, pursuant to
Section 10.4 or Section 10.5, is released from such Guarantee.

                 SECTION 10.3.  Future Subsidiary Guarantors.

                 Upon (i) the acquisition by the Company or Guarantor of the Capital Stock of any Person, if, as a result of such acquisition, such Person becomes a Subsidiary or (ii) the last day of any fiscal quarter during which any Subsidiary of the Company that is not a Guarantor as of such date and has not previously been released as a Guarantor pursuant to Section 10.4 or Section
10.5 of this Indenture becomes a Subsidiary, such Subsidiary (hereinafter any such Subsidiary, except any Excluded Guarantee Subsidiary (as defined below), being called a "Future Subsidiary Guarantor") shall unconditionally guarantee the obligations of the Company with respect to payment and performance of the Securities and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Guarantors pursuant to Section 10.1; and, within 60 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture making such Future Subsidiary Guarantor a party to this Indenture; provided, however, that the foregoing provisions shall not apply to
(A) any

Subsidiary referenced in clause (i) or clause (ii) above that is prohibited by law or by the terms of any agreement from making the guarantee set forth in
Section 10.1 (an "Excluded Guarantee Subsidiary") (provided that such Subsidiary will become a Future Subsidiary Guarantor as of the date such prohibition is removed or lapses), or (B) a Subsidiary which would have been released from its guarantee, by virtue of events set forth in Section 10.5, had such Subsidiary been a Guarantor at the time such events occurred, or (C) a Subsidiary of any Person which has been released as a Guarantor pursuant to
Section 10.5.

                 SECTION 10.4.  Guarantor May Consolidate, etc., on Certain
                                Terms.

                 Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or any other Guarantor. Upon any such consolidation or merger, the Guarantees (as set forth in Section 10.1) of the Guarantor which is not the survivor of the merger or consolidation, and of any Subsidiary of such Guarantor that is also a Guarantor, shall be released and shall no longer have any force or effect.

                 Nothing contained in this Indenture shall prevent any sale or conveyance of assets of any Guarantor (whether or not constituting all or substantially all of the assets of such Guarantor) to any Person, provided that the Company shall comply with the provisions of Sections 2.15 and 4.10 hereof, and provided further that, in the event that all or substantially all of the assets of a Guarantor are sold or conveyed, the Guarantees of such Guarantor (as set forth in Section 10.1) shall be released and shall no longer have any force or effect.

                 Except as provided in the first paragraph of Section 10.4 or
Section 10.5, each Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person, unless (i) either (a) the Guarantor is the continuing entity or (b) the resulting or surviving entity is corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Guarantor in connection with the Securities and this Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; and (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent herein relating to such transaction have been satisfied.

                 Upon any consolidation or merger of the Guarantor in accordance with Section 10.4 hereof, the successor corporation formed by such consolidation or into which the Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named herein as the Guarantor, and when a successor corporation duly assumes all of the obligations of the Guarantor pursuant hereto and pursuant to the Securities, the Guarantor shall be released from such obligations.

                 SECTION 10.5.  Release of Guarantors.

                 Without any further notice or action being required by any Person, any Guarantor, and each Subsidiary of such Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all
obligations under its Guarantee and this Indenture upon     the sale or
disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all of its assets), to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Notwithstanding the foregoing, if upon consummation of the Spinoff Transaction, PCA ceases to satisfy the conditions necessary to be a subsidiary of the company under the definition of "Subsidiary," PCA shall be deemed released from its Guarantee of the Securities.

                 The releases and discharges set forth in the first paragraph of this Section 10.5 shall be effective on the date of consummation thereof.
At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 10.5.

                 Notwithstanding the foregoing provisions of this Article 10,
(i) any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 10.5 may elect, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

                 SECTION 10.6.  Certain Bankruptcy Events.

                 Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.

                                   ARTICLE 11
                                 MISCELLANEOUS

                 SECTION 11.1.  TIA Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                 SECTION 11.2.  Notices.

                 Any notice or communication to the Company or any Guarantor or the Trustee is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                 If to the Company or to any Guarantor:

                 Beverly Enterprises, Inc.
                 5111 Rogers Avenue
                 Suite 40-A
                 Fort Smith, Arkansas 72919-1000
                 Telecopier Number: (501) [   -     ]
                 Attention:  [Schuyler Hollingsworth, Jr.]

                 With a copy to:

                 Latham & Watkins
                 633 West Fifth Street
                 Suite 4000
                 Los Angeles, California  90071
                 Telecopier No.:  (213) 891-8763
                 Attention:  Gary Olson

                 If to the Trustee:

                 Chemical Bank
                 Corporate Agency Department
                 450 West 33rd Street
                 New York, New York  10001
                 Telecopier No.:  (212) [   -     ]
                 Attention:

                 The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Unless otherwise set forth above, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day, delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                 SECTION 11.3.  Communication by Holders With Other Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.4.  Certificate and Opinion as to Conditions
                                Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                 (1) an Officers' Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                 (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                 SECTION 11.5.    Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                 SECTION 11.6.  Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                 SECTION 11.7.  Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 SECTION 11.8. No Personal Liability of Directors, Officers, Employees and Shareholders.

                 No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                 SECTION 11.9.  Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 SECTION 11.10.  Governing Law.

                 The internal law of the State of New York, shall govern and be used to construe this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

                 SECTION 11.11.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 11.12.  Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 SECTION 11.13.  Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                 SECTION 11.14.  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 SECTION 11.15.  Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES



Dated as of __________________          BEVERLY ENTERPRISES, INC.



                                        By: ______________________________

                                            Name:
                                            Title:

Attest:



______________________________          (SEAL)





Dated as of __________________          CHEMICAL BANK,

                                        as Trustee


                                        By: ______________________________

                                            Name:
                                            Title:

Attest:


______________________________          (SEAL)

                         [SIGNATURES OF THE GUARANTORS]

                                                                       EXHIBIT A

                               (Face of Security)

                               ____ % Senior Note
                            Due __________ ___, 2005


CUSIP:
No.                                                                 $___________


                 BEVERLY ENTERPRISES, INC. promises to pay to ________________ ______________ or its registered assigns, the principal sum of _____________ Dollars on _________ ___, 2005.

Interest Payment Dates:       ________ ___ and ________ ___,
                              commencing ___________ ___, 1996

Record Dates:                 ___________ ___ and ___________ ___
                              (whether or not a Business Day).


                                        BEVERLY ENTERPRISES, INC.



                                        By:_____________________________


Dated: _____________, ____

(SEAL)


Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:

CHEMICAL BANK, as Trustee



By:_____________________________
         Authorized Signatory

                               (Back of Security)

                               ____% SENIOR NOTE
                            Due __________ ___, 2005

                 Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                 1. Interest. Beverly Enterprises, Inc., a Delaware corporation (the "Company"), promises to pay interest on the Principal amount of this Security at the rate and in the manner specified below.

                 The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of ______%. The Company shall pay interest semi-annually in arrears on _________ ___ and ________ ___ of each year, commencing ___________ ___, _____ to Holders of record on the immediately preceding __________ ___ and __________ ___, respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date").

                 Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities, the Holders of which have given wire transfer instructions to the Paying Agent on or before the relevant record date, shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

                 3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

                 4. Indenture. The Company issued the Securities under an Indenture, dated as of ________ __, 1995 (the "Indenture"), by and among the Company, the Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured senior obligations of the Company. The Securities are limited to $150,000,000 in aggregate principal amount.

                 5. Optional Redemption. The Securities may be redeemed, in whole or in part, at any time on or after ________ __, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest to the Redemption

Date.  The Securities may not be so redeemed prior to _________ __, 2000.

                 If redeemed during
                 the 12-month period
                 commencing                            Redemption Price
                 -------------------                   ----------------
                  2000                                           %
                  2001                                           %
                  2002                                           %
                  2003 and                                       %
                  thereafter                                  100%

                 Any such redemption will comply with Article 3 of the Indenture.

                 6. Mandatory Redemption. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Sections 2.15, 4.10 and 4.13 of the Indenture (as described in paragraph 7 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

                 7. Repurchase at Option of Holder. (i) If there is a Change of Control Triggering Event, the Company shall offer to repurchase on the Change of Control Payment Date all outstanding Securities at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 (ii) If the Company or a Subsidiary consummates an Asset Sale, within 365 days after the receipt of any Net Proceeds from such Asset Sale, the Company may apply such Net Proceeds (a) to purchase one or more Nursing Facilities or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Nursing Facilities and/or one or more Related Businesses, (b) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 4.15 of the Indenture, (c) to permanently reduce Indebtedness (other than Subordinated Indebtedness) of the Company or its Subsidiaries, or (d) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto, except that up to an aggregate of $20.0 million of Net Proceeds from Asset Sales may be applied after the date of the Indenture to reduce Senior Revolving Debt without a corresponding reduction in commitments with respect thereto). Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not so invested or applied shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from any asset sales, pro rata in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "Senior Asset Sale Offer") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the terms of the Indenture. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes not prohibited at the time under the Indenture. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders pursuant to a Senior Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a pro rata basis. Holders that are the subject of an offer to purchase shall receive a Senior Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                 8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities between a record date and the next succeeding Interest Payment Date.

                 9. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

                 10. Amendment, Supplement and Waivers. Except as provided in the next succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities) and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

                 Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder of Securities): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities, (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make an Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, or premium, if any, or interest on the Securities, (vii) make any change in the foregoing amendment and waiver provisions or (viii) except for the termination or release or any Guarantee pursuant to the terms of the Indenture, the release of any Guarantor from its obligations under its Guarantee that would adversely affect the Holders.

                 Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for additional Guarantors of the Securities or the release, in accordance with the Indenture, of any Guarantor, to provide for the assumption of the obligations of the Company or any Guarantor to Holders of the Securities in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission (the "Commission") in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Securities, or in any other case, pursuant to the provisions of the Indenture, where a supplemental indenture is required or permitted to be entered into without the consent of any Holder of Senior Notes.

                 11. Defaults and Remedies. Events of Default under the Indenture include: (i) a default for 30 days in the payment when due of interest on the Securities; (ii) a default in payment when due of the principal of, or premium, if any, on the Securities, at maturity or otherwise; (iii) a failure by the Company or any Guarantor to comply with the provisions described under the covenants "Change of Control" or "Asset Sales"; (iv) a failure by the Company or any Guarantor for 30 days after notice to comply with the provisions under the covenants "Limitations on Restricted Payments," or "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) a failure by the Company or any Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture or the Securities; (vi) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture, or is created after the date of the Indenture, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $20.0 million or more; (vii) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $20.0 million entered by a court or courts or competent jurisdiction against the Company or any of its Significant Subsidiaries if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry;
(viii) if any Guarantee shall cease, for any reason not permitted by the Indenture, to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately (plus, in the case of an Event of Default that is the result of willful actions (or inac-tions) by or on behalf of the Company intended to avoid prohibitions on redemptions of the Securities contained in the Indenture or the Securities, an amount of premium applicable pursuant to the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

                 The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities.

                 The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete Description thereof contained in the Indenture.

                 12. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Subsidiaries, issue or sell Equity Interests of the Company's Subsidiaries and enter into certain mergers and consolidations.

                 13. Notation of Guarantee. As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, on a senior basis, in accordance with Section 10.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of, premium, if any, and interest on the Security will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption or otherwise; (ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of the Indenture, paid in full; (iii) all other obligations of the Company to the Holders or the Trustee under the Indenture of this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security; and (iv) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article 10 of the Indenture, is released from its Guarantees, or whose Guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

                 14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                 15. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the

Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                 16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                              Beverly Enterprises, Inc.
                              5111 Rogers Avenue
                              Suite 40-A
                              Fort Smith, Arkansas  72919-1000
                              Attention:  Schuyler Hollingsworth, Jr.

                                ASSIGNMENT FORM


                 To assign this Security, fill in the form below: For value received (I) or (we) hereby sell, assign and transfer this Security to

________________________________________________________________________________
                (Insert assignee's Soc. Sec. or Tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.

________________________________________________________________________________

Date:_____________________________

                               Your Signature:__________________________________
                                               (Sign exactly as your name
                                               appears on the face of this
                                               Security)

Signature Guarantee*





_________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, check the appropriate box:

             [ ] Section 4.10              [ ]         Section 4.13
                 (Asset Sale)                          (Change of Control)

                 If you want to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$_________________________________

Date:_____________________________


                               Your Signature:_________________________________
                                               (Sign exactly as your name
                                               appears on the face of this
                                               Security)

Signature Guarantee*





_________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B


                         FORM OF SUPPLEMENTAL INDENTURE


              SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among _______________ (the "Guarantor"), a subsidiary of
Beverly Enterprises, Inc. (or its successor), a Delaware corporation (the "Company"), and [NAME OF TRUSTEE], as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S E T H

              WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of _______ __, 1995, providing for the issuance of an aggregate principal amount of $150,000,000 of ______% Senior Notes due 2005 (the "Securities");

              WHEREAS, Section 10.3 of the Indenture provides that under certain circumstances the Guarantor is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee the payment of the Securities pursuant to a Guarantee on the terms and conditions set forth therein and herein; and

              WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

              NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

              1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

              2. Agreement to Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder and thereunder, that: (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption or otherwise; (ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of the Indenture or hereof, paid in full; (iii) all other obligations of the Company to the Holders or the Trustee under the Indenture, the Securities or hereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay before failure so to pay becomes an Event of Default. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor (except as provided in Sections 10.4 and 10.5 of the Indenture). The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Sections 10.4 or 10.5 of the Indenture) except by complete performance of the obligations contained in the Securities and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, trustee, or similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Sections 10.4 or 10.5 of the Indenture). The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of the obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

         3. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 2, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit A shall be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by its President or one of its Vice Presidents.

              The Guarantor hereby agrees that its Guarantee set forth in
Section 2 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

              If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

              The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

              4.  Guarantors May Consolidate, etc. on Certain Terms.

                  (a) Nothing contained in this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company or any other Guarantor or shall prevent any sale or conveyance of the assets of the Guarantor (whether or not constituting all or substantially all of the assets of the Guarantor) to any Person; provided that the Company shall comply with the provisions of Sections 2.15 and 4.10 of the Indenture; and provided further that, in the event that all or substantially all of the assets of the Guarantor are sold or conveyed, the Guarantees of such Guarantor shall be released and shall no longer have any force and effect.

                  (b) Except as provided in Section 4(a) hereof or in a transaction referred to in Section 5 hereof, the Guarantor shall not, directly or indirectly, consolidate with or merge with or into another Person unless (1) either (x) the Guarantor shall be the continuing entity or (y) the resulting surviving entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all the obligations of the Guarantor under this Guarantee in connection with the Securities and the Indenture pursuant to a supplemental indenture substantially in the form hereof; (2) after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred; and (3) the Guarantor has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that this Supplemental Indenture and such consolidation or merger complies with the Indenture, and that all condi-tions precedent in the Indenture relating to such transaction have been satisfied.

              Upon any consolidation or merger of the Guarantor in accordance with this Section 4(b) hereof, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of, the Guarantor with the same effect as if it had been named herein as a Guarantor, and when a successor corporation duly assumes all of the obligations of the Guarantor pursuant to the Indenture and the Securities, the Guarantor shall be released from such obligations. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

              5. Release of Guarantors. Without any further notice or action being required by any Person, the Guarantor, and each Subsidiary of the Guarantor that is also a Guarantor, shall be fully and conditionally released and discharged from all obligations under its Guarantee and the Indenture upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of the Guarantor (or all of its assets), to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of the Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such release, sale or transfer; and provided further that in the event of an Asset Sale, such Asset Sale is effected, and the Net Proceeds therefrom are applied, in accordance with Sections 2.15 and 4.10 of the Indenture. The releases and discharges set forth in the first paragraph of this Section 5 shall be effective on the date of consummation thereof. At the written request of the Company, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions.

              Nothing herein shall relieve the Company from its obligations to apply the proceeds of any Asset Sale as provided in Sections 2.15 and 4.10 of the Indenture. Any Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 5 may elect, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Guarantor may elect, by written notice to the Trustee, to become a Guarantor (which election may be conditional or for a limited period of time).

              6. Certain Bankruptcy Events. The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under the Bankruptcy Law or otherwise.

              7. Limitation on Guarantor Liability. For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Company under the Securities and the Indenture and (ii) the amount, if any, which would not have
(A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or
(B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Subsidiaries of the Company that have executed and delivered a supplemental indenture substantially in the form hereof and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

              8. "Trustee" to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in his Supplemental Indenture shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Supplemental Indenture in place of the Trustee.

              9. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

              10. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

              11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

              12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:____________________ __, ____


[GUARANTOR]


By:________________________________
   Name:___________________________
   Title:__________________________


[NAME OF TRUSTEE],
         as Trustee


By:________________________________
   Name:___________________________
   Title:__________________________

                      EXHIBIT A TO SUPPLEMENTAL INDENTURE

                                   GUARANTEE


              The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company hereunder and thereunder, that: (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption or otherwise;
(ii) the purchase price for all Securities properly and timely tendered for acceptance in response to a Change of Control Offer or a Senior Asset Sale Offer will be timely, or otherwise in accordance with the provisions of the Indenture or hereof, paid in full; (iii) all other obligations of the Company to the Holders or the Trustee under the Indenture, the Securities or hereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (iv) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon a Senior Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay before failure so to pay becomes an Event of Default.

              The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in a Supplemental Indenture, dated as of _______________ ___, ___ to the Indenture, and reference is hereby made to the Indenture, as supplemented, for the precise terms of this Guarantee.

              This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Guarantee of payment and not a guarantee of collection.

              This Guarantee shall not be valid or obligatory for an purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

              For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise approves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Subsidiaries of the Company that have become Guarantors and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

              Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        [GUARANTOR]


                                        By: _________________________________
                                            Name:
                                            Title: